As filed with the Securities and Exchange Commission on April
25, 1997.

                                         Registration No.
333-____________





                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                         FIRST AVIATION SERVICES INC.
            (Exact name of registrant as specified in its
charter)
                              ___________________

         DELAWARE
06-1419064
(State or other jurisdiction of                      (I.R.S.
Employer
incorporation or organization)                    Identification
Number)

                              15 Riverside Avenue
                       Westport, Connecticut  06880-4214
                           Telephone: (203) 291-3300
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          FIRST AVIATION SERVICES INC. EMPLOYEE STOCK PURCHASE
PLAN
                           (Full title of the plan)

                               Michael C. Culver
                              15 Riverside Avenue
                       Westport, Connecticut  06880-4214
                           Telephone: (203) 291-3300
           (Name, address, including zip code, and telephone
number,
                  including area code, of agent for service)
                              ___________________

                                   Copy to:
                              J. Jay Herron, Esq.
                             George C. Demos, Esq.
                             O'Melveny & Myers LLP
                           610 Newport Center Drive
                       Newport Beach, California  92660
                                (714) 760-9600
                       CALCULATION  OF REGISTRATION  FEE



                                       Proposed       Proposed
                                       maximum        maximum
Title of                 Amount        offering       aggregate
 Amount of
securities               to be         price          offering
 registration
to be registered         registered    per unit       price
 fee

Common Stock, par        250,000<1>    $9.25<2>
$2,312,500<2> $701<2>
value $0.01 per share                  shares


<1>    This Registration Statement covers, in addition to the
       number of Shares of Common Stock stated above, options to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an additional indeterminate number of shares of Common Stock which by reason of certain events specified in the Plan may become subject to the Plan.

<2>    Pursuant to Rule 457(h), the maximum offering price, per
       share and in the aggregate, and the registration fee were calculated based upon average of the high and low prices of
       the Common Stock on April 18, 1997, as reported on the National Association of Securities Dealers Automated Quotation System National Market System and as published in
       the Western Edition of the Wall Street Journal.

       The Exhibit Index included in this Registration Statement is at page S-3.


                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS


            The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), as applied to foreign private issuers, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents of First Aviation Services
Inc.
(the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

      (a) The Company's Prospectus dated February 24, 1997, filed with the Securities and Exchange Commission pursuant to
            Rule 424(b) under the Securities Act on February 24,
            1997 (the "Prospectus"); and

      (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated
January
            17, 1997, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 (if applicable) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

            The Company's Common Stock, par value $0.01 per share
(the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of Securities is omitted.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company is a Delaware corporation.  Section
102(b)(7)
of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the
DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

            Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation ) by reason of the fact that such person is or was an officer of director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers or directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of the claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith.

            The Company has adopted provisions in its Certificate of
Incorporation that limit the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by the DGCL as it now exists or may in the future be amended. The Company's Bylaws provide that indemnification will not extend in the event that the person's conduct was intentional or was a knowing and culpable violation of the law. Moreover, the right to indemnification conferred by the Company includes the right to be paid by the Company for any expenses incurred in defending any proceeding in advance of its final disposition.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.


ITEM 8.     EXHIBITS

            See the attached Exhibit Index at page S-3.


ITEM 9.     UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

                  (1)   To file, during any period in which
offers or
      sales are being made, a post-effective amendment to this Registration Statement:

                               (i)       To include any
prospectus
                  required by Section 10(a)(3) of the Securities
Act;

                              (ii)       To reflect in the
prospectus any
                  facts or events arising after the effective date of
                  the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in
                  the Registration Statement; and

                              (iii)      To include any material
                  information with respect to the plan of
                  distribution not previously disclosed in the Registration Statement or any material change to
                  such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and
      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is
      contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective
      amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-
      effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 24th day of April, 1997.


                                    FIRST AVIATION SERVICES INC.


                                    By: /s/ Michael C. Culver
                                         Michael C. Culver
                                         Chief Executive Officer


                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Michael C. Culver, his true and lawful attorney-in-fact-and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


Signature                 Capacity
Date

/s/ Aaron P. Hollander    Chairman of the Board of Directors
April 24, 1997
Aaron P. Hollander


/s/ Michael C. Culver     Chief Executive Officer and Director
April 24, 1997
Michael C. Culver         (Principal Executive Officer)


/s/ John F. Risko         Chief Operating Officer and Director
April 24, 1997
John F. Risko


/s/ John A. Marsalisi     Chief Financial Officer, Secretary
April 24, 1997
John A. Marsalisi         and (Principal Financial and
                          Accounting Officer) Director


/s/ Joshua S. Friedman    Director
April 24, 1997
Joshua S. Friedman


/s/ Robert L. Kirk        Director
April 24, 1997
Robert L. Kirk


/s/ Charles Ryan          Director
April 24, 1997
Charles Ryan


                                EXHIBIT INDEX


Exhibit
Number             Description

4.       First Aviation Services Inc.
         Employee Stock Purchase Plan.

5.       Opinion of O'Melveny & Myers LLP
         (opinion of counsel).

23.1     Consent of Ernst & Young LLP, Independent
         Accountants.

23.2     Consent of price Waterhouse LLP, Independent
         Accountants.

23.3     Consent of counsel (included in Exhibit 5).

24.      Power of Attorney (included in this
         Registration Statement under "Signatures").